Michael J. Woodall
Chief of Operations	100 Federal Street
Putnam Investor Services	Boston, MA 02110

October 2022

Have your voice heard

Dear Investor,

Time is running out. The special shareholders’ meeting for Putnam Growth Opportunities Fund is rapidly approaching. But it can only take place if important shareholders of record like you return their votes soon.

Please join your fellow shareholders by voting on a proposal that affects your investment.

The Trustees recommend you vote in favor of the proposed change, which would give your fund greater flexibility to invest more of its assets in the securities of fewer issuers than it would as a diversified fund.

Vote today. It’s simple, and your prompt vote will reduce the need for additional mailings.

• Vote online: Visit www.proxyvote.com (you’ll need the control number from the enclosed proxy card).

• Vote by phone: Call 1-833-501-4818 to speak to a proxy specialist, or call the number located on your proxy card to use the automated system.

• Vote by mail: Mark, sign, and date the enclosed ballot and return it in the postage-paid envelope provided.

Have questions? Call 1-833-501-4818 now to receive personalized help from a proxy specialist.

Thank you for understanding the urgency of this matter.

Sincerely,

331553 10/22